Consent of Independent Registered Public Accounting Firm (Successor Auditor)

To the Benefits Committee
Envista Holdings Corporation Savings Plan
200 S. Kraemer Blvd., Building E
Brea, CA 92821

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-262985 and 333-233810) of Envista Holdings Corporation of our report dated June 13, 2024, relating to the financial statements and supplemental schedules of Envista Holdings Corporation Savings Plan which appear in this Form 11-K for the year ended December 31, 2023.

/s/ BDO USA, P.C.

Costa Mesa, CA

June 13, 2024